Exhibit 99.1

Seadrill Announces Private Offering of $600 Million Senior Notes

HAMILTON, Bermuda, June 15, 2026 – Seadrill Limited (“Seadrill” or the “Company”) (NYSE: SDRL) announced today that, subject to market conditions, Seadrill Finance Limited, an exempted company limited by shares incorporated under the laws of Bermuda and a wholly owned subsidiary of Seadrill (“Seadrill Finance”), intends to offer for sale to eligible purchasers in an offering (the “Offering”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), $600 million in aggregate principal amount of senior unsecured notes due 2034 (the “Notes”).

Seadrill Finance intends to use the net proceeds from the Offering, together with cash on hand, to redeem all of Seadrill Finance’s outstanding 8.375% Senior Secured Second Lien Notes due 2030 (the “2030 Notes”) and satisfy and discharge the indenture governing the 2030 Notes. In connection with the Offering, Seadrill Finance delivered a notice to redeem the 2030 Notes, conditioned only upon the consummation of a financing transaction that results in gross proceeds of at least $600 million. As of March 31, 2026, approximately $575 million aggregate principal amount of the 2030 Notes remained outstanding.

The information contained in this news release is neither an offer to sell nor a solicitation of an offer to buy the securities described herein or any other securities, nor shall there be any sale of these securities or any other securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful absent registration or an applicable exemption from the registration requirements of the securities laws of any such jurisdiction. The securities to be offered have not been registered under the Securities Act, any state securities laws, or any foreign jurisdiction. These securities will be offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act. This news release does not constitute a notice of redemption with respect to the 2030 Notes.

About Seadrill

Seadrill is setting the standard in deepwater oil and gas drilling. With its modern fleet, experienced crews, and advanced technologies, Seadrill safely, efficiently, and responsibly unlocks oil and gas resources for national, integrated, and independent oil companies.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this news release, including, without limitation, those regarding the proposed Offering, the use of proceeds therefrom, other aspects of the Offering and the Notes, and the redemption and the satisfaction and discharge of the 2030 Notes, are forward-looking statements. These forward-looking statements can often, but not necessarily, be identified by the use of forward-looking terminology, including the terms “assumes”, “projects”, “forecasts”, “estimates”, “expects”, “anticipates”, “believes”, “plans”, “intends”, “may”, “might”, “will”, “would”, “can”, “could”, “should” or, in each case, their negative, or other variations or comparable terminology. These statements are based on management’s current plans, expectations, assumptions and beliefs concerning future events impacting the Company and therefore involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: those described under Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 26, 2026, offshore drilling market conditions, including supply and demand, dayrates, customer drilling programs and effects of new or reactivated rigs on the market, contract awards and rig mobilizations, contract backlog, dry-docking and other costs of maintenance, special periodic surveys and upgrades and regulatory work for the drilling units in the Company’s fleet, the performance of the drilling units in the Company’s fleet, delay in payment or disputes with customers, the Company’s ability to successfully employ its drilling units, procure or have access to financing, ability to comply with loan covenants, fluctuations in the international price of oil, international financial market conditions, United States (“U.S.”) trade policy and tariffs and worldwide reactions thereto, inflation, changes in governmental regulations that affect the Company or the operations of the Company’s fleet, increased competition in the offshore drilling industry, the review of competition authorities, the impact of global economic conditions and global health threats, pandemics and epidemics, political and other uncertainties, including those related to the conflicts in Ukraine and the Middle East (including the current conflict in Iran), and any related sanctions, fluctuations in interest rates or exchange rates and currency devaluations relating to foreign or U.S. monetary policy, tax matters, changes in tax laws, treaties and regulations, legal and regulatory matters in the jurisdictions in which we operate, customs and environmental matters, the potential impacts on our business resulting from decarbonization and emissions legislation and regulations, the impact on our business from climate-change generally, the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems, including our rig operating systems, and other important factors described from time to time in the reports filed or furnished by us with the SEC.

The foregoing risks and uncertainties are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our ability to control. In many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law.

Kevin Smith

Vice President – Corporate Finance and Investor Relations

ir@seadrill.com